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As filed with the Securities and Exchange Commission on December 17, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SUREBEAM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0921003 (I.R.S. Employer Identification No.)
9276 Scranton Road, Suite 600 San Diego, California 92121 (Address of Principal Executive Offices)
2000 STOCK OPTION AND INCENTIVE PLAN (Full title of the plan)

David A. Rane
Senior Vice President, Chief Financial Officer
SureBeam Corporation
9276 Scranton Road, Suite 600
San Diego, California 92121
(858) 795-6300
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to: P. Blake Allen, Esq. Luce, Forward, Hamilton & Scripps LLP 600 West Broadway, Suite 2600 San Diego, California 92101 (619) 236-1414

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee

Class A Common Stock, $0.001 par value	1,369,174	$1.63(2)	$2,231,754(2)	$205.32

Class A Common Stock, $0.001 par value	1,630,826	$4.46(3)	$7,273,484(3)	$669.16

Total	3,000,000		$9,505,238	$874.48

(1)
This Registration Statement shall also cover any additional shares of Class A Common Stock which shall become issuable under the 2000 Stock Option and Incentive Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Class A Common Stock. Represents shares of Class A Common Stock issuable pursuant to the 2000 Stock Option and Incentive Plan.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. Represents shares of Class A Common Stock issuable pursuant to outstanding options under the 2000 Stock Option and Incentive Plan. The offering price per share and aggregate offering price are derived from the actual exercise price for shares of Class A Common Stock obtainable through exercise of options previously granted under the 2000 Stock Option and Incentive Plan.

(3)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price are derived from the average of the high and low prices of Registrant's Class A Common Stock on December 12, 2002, as reported on the Nasdaq National Market.

EXPLANATORY NOTES

        This Registration Statement on Form S-8 is filed by SureBeam Corporation (the "Registrant" or "Company") relating to 3,000,000 shares of the Company's Class A common stock, par value $0.001 per share, issuable to employees, officers, directors and consultants of the Company under the 2000 Stock Option and Incentive Plan.

        On February 21, 2002, the Registrant's Board of Directors adopted, subject to stockholder approval, an amendment to the 2000 Stock Option and Incentive Plan to increase from 2,170,800 to 5,170,800 the aggregate number of shares of common stock reserved for issuance under the plan. The amendment to the plan was approved by the Company's stockholders at the annual meeting of stockholders held on May 23, 2002.

        Pursuant to General Instruction E for registration statements on Form S-8, the contents of our Registration Statement on Form S-8, relating to the 2000 Stock Option and Incentive Plan, file number 333-57534, filed with the Securities and Exchange Commission on March 23, 2001, is incorporated herein by reference. Our Registration Statement, file number 333-57534 registered 2,170,800 shares of Class A common stock to be issuable pursuant to the 2000 Stock Option and Incentive Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act"), is not required to be filed with the Securities and Exchange Commission and is omitted from this registration statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428, as promulgated under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        The following documents and information previously filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

          1.    The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed on April 1, 2002; Quarterly Reports on Form 10-Q for the quarter ended March 31, 2002, filed on May 15, 2002, as amended by the Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2002, filed on July 7, 2002; Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, filed on August 14, 2002; Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, filed on November 14, 2002; Current Report on Form 8-K, filed April 15, 2002; Current Report on Form 8-K, filed August 8, 2002; and Current Report on Form 8-K, filed December 5, 2002.

          2.    The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A, filed on February 23, 2001 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the filing date of such documents.

Item 4. Description of Securities.

        Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 5. Interests of Named Experts and Counsel.

        The financial statements incorporated by reference into this prospectus for the years ended December 31, 2001 and 2000 have been included in reliance upon the report of Arthur Andersen LLP, independent public accountants, given on the authority of said firm as experts in auditing and accounting. Arthur Andersen LLP has not consented to the inclusion of its report in this prospectus, and the Registrant has dispensed with the requirement to file its consent in reliance upon Rule 437a, as promulgated under the Securities Act. Because Arthur Andersen LLP has not consented to the inclusion of its report in this prospectus, investors may not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statement of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omission to state a material fact required to be stated in those financial statements.

Item 6. Indemnification of Directors and Officers.

        Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
4.4	2000 Stock Option and Incentive Plan, as amended on February 21, 2002
4.5	Form of Incentive and Nonstatutory Stock Option Agreements under the 2000 Stock Option and Incentive Plan*
5.1	Opinion of Luce, Forward, Hamilton & Scripps LLP
23.1	Consent of Luce, Forward, Hamilton & Scripps LLP is contained in Exhibit 5.1 to this Registration Statement

*
Incorporated by reference to Exhibit 10.3 in the Company's Amendment No. 3 to the Registration on Form S-1 (No. 333-43672) filed on October 31, 2000.

        Arthur Andersen LLP has not consented to the inclusion of its report contained in the Registrant's Annual Report on Form 10-K for the year ended December 31, 2001, filed on April 1, 2002 with this prospectus, and the Registrant has dispensed with the requirement to file the consent of Arthur Andersen LLP in reliance upon Rule 437a, as promulgated under the Securities Act.

Item 9. Undertakings

        Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on December 16, 2002.

SUREBEAM CORPORATION

By:	/s/ LAWRENCE A. OBERKFELL Lawrence A. Oberkfell President, Chief Executive Officer, and Chairman of the Board

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ LAWRENCE A. OBERKFELL Lawrence A. Oberkfell	President, Chief Executive Officer and Chairman of the Board	December 16, 2002
/s/ DAVID A. RANE David A. Rane	Senior Vice President, Chief Financial Officer and Secretary	December 16, 2002
/s/ JOHN C. ARME John C. Arme	Director	December 16, 2002
/s/ SUSAN GOLDING Susan Golding	Director	December 16, 2002
/s/ MICHAEL J LICATA Michael J Licata	Director	December 16, 2002
/s/ WILLIAM C. HALE William C. Hale	Director	December 16, 2002
/s/ ROBERT O. ADERS Robert O. Aders	Director	December 16, 2002

INDEX TO EXHIBITS

Exhibit No.	Description
4.4	2000 Stock Option and Incentive Plan, as amended on February 21, 2002
4.5	Form of Incentive and Nonstatutory Stock Option Agreements under the 2000 Stock Option and Incentive Plan*
5.1	Opinion of Luce, Forward, Hamilton & Scripps LLP
23.1	Consent of Luce, Forward, Hamilton & Scripps LLP is contained in Exhibit 5.1 to this Registration Statement

*
Incorporated by reference to Exhibit 10.3 in the Company's Amendment No. 3 to the Registration on Form S-1 (No. 333-43672) filed on October 31, 2000.

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EXPLANATORY NOTES
PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings
SIGNATURES
INDEX TO EXHIBITS